UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Albertsons Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.

Boise, Idaho 83706

(Address of principal executive office and zip code)

(208) 395-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As described in Note 6 to the Notes to the Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarterly period ended September 12, 2020, filed by Albertsons Companies, Inc. (the “Company”) on October 21, 2020, the Company disclosed that it expected to reach final agreements (the “Final Agreements”) regarding the combination of the Food Employers Labor Relations Association and United Food and Commercial Workers Pension Plan (“FELRA”) and the Mid-Atlantic UFCW and Participating Pension Fund (“MAP”) (the “Combined Plan”) no later than December 31, 2020 (the “Prior Disclosure”). On December 31, 2020, the Final Agreements were executed by the Company and the other parties to the Final Agreements. The material terms and conditions of the Final Agreements are as set forth in the Prior Disclosure.

As a result, commencing February 2021, the Company is required to annually pay $23.2 million to the Combined Plan for the next 25 years. This payment replaces the Company’s previous annual contribution to both MAP and FELRA, which was a combined $26.2 million in fiscal 2019. Immediately after the combination, the Company received a release of all withdrawal liability and mass withdrawal liability from FELRA, MAP, the Combined Plan and the Pension Benefit Guaranty Corporation (“PBGC”). In addition to the $23.2 million annual payment, the Company will contribute to a new multiemployer pension plan. These contributions are expected to commence in June 2022 and are currently estimated to be between approximately $10.0-$12.0 million annually for 10 years. This new multiemployer plan is limited to providing benefits to the former participants in MAP and FELRA in excess of the benefits the PBGC insures under law. The Company preliminarily expects to record a non-cash pre-tax charge of approximately $595 million ($445 million, net of tax) in its fourth quarter to record the pension obligation for these benefits earned for prior service. This charge will not affect Adjusted EBITDA and Adjusted net income for fiscal 2020 as those measures exclude such pension settlement charges. The evaluation of the accounting charge is ongoing, and the estimated impact is preliminary and subject to change.

The Company also established and will begin contributions to a new variable defined benefit plan that provides benefits to participants for future services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc. (Registrant)

Dated: January 4, 2021	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, General Counsel and Secretary